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                                                             EXHIBIT 10.4.3

                            THIRD AMENDMENT TO LEASE


LESSOR:         ATHENAEUM REALTY NOMINEE TRUST

LESSEE:         BITSTREAM, INC.

DATE OF LEASE:  MARCH 17, 1992;
                (FIRST AMENDMENT SEPTEMBER 7, 1993;
                SECOND AMENDMENT JULY 14, 1994)

PREMISES:       ATHENAEUM HOUSE, 215 FIRST STREET,

                CAMBRIDGE, MASSACHUSETTS



        FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the lease between Athenaeum Realty Nominee Trust as Lessor and Bitstream Inc., a Delaware corporation, as Lessee dated March 17, 1992, and amended on September 7, 1993 and by letter agreement on July 14,
1994), is hereby amended for the third time effective July 15, 1996, as follows:

        1. "EXPANDED LEASED PREMISES." Effective July 15, 1996 (the "Effective Date"), the Leased Premises shall be expanded to include approximately 2,800 rentable square feet ("Expanded Leased Premises"), more or less, on the ground floor of the Building as shown on Exhibit A hereto. Lessee agrees it is leasing the Expanded Leased Premises in its "as is" condition, except that the Expanded Leased Premises shall be delivered in vacuumed clean condition, free of debris and personal effects, and all systems to be maintained by Landlord under the lease shall be in good working order. The "Action Items" on the punch list attached as Exhibit C also should be addressed by Lessor.

        2. INCREASED RENT. The Base Rent for the Leased Premises shall be increased as of the Effective Date by $28,000 per year, calculated as 2,800 square feet at $10.00 per rentable square feet.

        3. INCREASED RENT ADJUSTMENT. As of the Effective Date, the Rent Adjustment percentage in Paragraph 5 shall be increased from
                6.03 percent to 7.01 percent.

        4. TERM; OPTION TO EXTEND. The term of the Lease shall remain unchanged. Lessee may elect to exclude the Expanded Leased Premises from its exercise of any option to extend the Lease.


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Third Amendment to Lease dated March 17, 1992                   June 15, 1996
Athenaeum Realty Nominee Trust and Bitstream Inc.                      Page 2

     5. RIGHT OF FIRST REFUSAL. Lessee shall enjoy the right, provided that Lessee then occupies the Leased Premises and is not in default hereunder, of first refusal to lease the ground floor space containing approximately 4,700 RSF (as shown on Exhibit B hereto), ("First Refusal Space") if it should become available during the Term, as set forth below:

        5.1. Upon the First Refusal Space becoming vacant, and prior to listing it with any broker (or otherwise offering First Refusal Space for rent to any party other than the party currently occupying the First Refusal Space), Lessor shall notify Lessee in writing of the availability of the First Refusal Space, stating its rentable square footage and the terms and conditions upon which it is being offered ("First Refusal Space Notice").

        5.2. Lessee shall then have until 5:00 p.m. on the tenth (10th) business day following receipt of the First Refusal Space Notice with which to accept the offer.

        5.3. If Lessee accepts the offer within the time period above described, then the First Refusal Space shall automatically be added to the Leased Premises on the terms set forth in the First Refusal Space Notice, and the terms of this lease shall automatically be adjusted to reflect the First Refusal Space.

        5.4. If, by the end of time period above described in Section 5.2 above, Lessee has failed or declined to accept such offer, Lessor may rent the First Refusal Space to any proposed tenant for the offered price or higher (but not a lower one).

     6. RIGHT TO TERMINATE. If, during the Lease Term, upon mutual agreement and execution of a mutually satisfactory lease by both parties, the Lessee occupies the 4700 RSF space referenced in Section 5 above, Lessee shall have the right to require the Lessor to terminate Lessee's lease obligations on the Expanded Leased Premises effective upon Lessee's said occupation of the First Refusal Space.

     7. BROKER. The Lessor and Lessee each represent and warrant to the other that each has had no dealings with any Brokers concerning this lease other than Robert A. Jones & Co., and each party agrees to indemnify and hold the other harmless for any damages occasioned to the other by reason of a breach of this representation and warranty.


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Third Amendment to Lease dated March 17, 1992                     June 15, 1996
Athenaeum Realty Nominee Trust and Bitstream Inc.                        Page 3


   8. CONSTRUCTION; INTERPRETATION. To the extent this lease amendment conflicts with the existing lease, this amendment shall control. Both parties acknowledge the lease remains in full force and effect. Other than stated in this amendment, all other terms and conditions remain the same.

EXECUTED as a sealed instrument this 15th day of June 1996.

ATHENAEUM NOMINEE REALTY TRUST


By: /s/                                           /s/
   ------------------------------                 ----------------------------
    Trustee                                        Witness


BITSTREAM INC.


By: /s/                                           /s/
   ------------------------------                 ----------------------------
    Vice president, Treasurer and                  Witness
    Chief Financial Officer


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                                   EXHIBIT A

                                   Floor Plan


SUITE #       USE        AREA     SUITE #      USE     AREA

001            OF        4700       008        OF      3000
002            OF        8030       009        STG      300
003            OF        1400
004            OF         100                            "Expanded Leased
005            OF         350                                Premises"
006            OF        8800
006A-6000 RSF
006B-2800 RSF
007           SPE        8351                               (2800 RSF)





THE ATHENAEUM HOUSE

215 First Street, Cambridge                Lower Level       Rev. May 1, 1993
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                                                                      EXHIBIT B

                                   Floor Plan



SUITE #       USE        AREA     SUITE #      USE     AREA

001            OF        4700       008         OF     3000
002            OF        8030       009        STG      300
003            OF        1400
004            OF         100                            "Right of First Refusal
005            OF         350                                     Space"
006            OF        8800
007           SPE        8351

THE ATHENAEUM HOUSE
215 First Street, Cambridge        Lower Level            Rev. May 1, 1993

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                                                                      Exhibit C
                                                                      ---------




           2,800 SQ. FEET, FIRST STREET ("EXPANDED LEASED PREMISES")

                   PUNCH LIST FOR THE ATHENAEUM GROUP ("TAG")

                                 June 10, 1996




Action Items

        1. Space shall be delivered clean.

        2. Two of the offices have had wall holes patched for painting, with no paint applied. These patches should be painted.

        3. Two of the office doors are missing hardware (strike plates and latches) for the door knobs. They should be repaired/replaced in advance of our occupancy.

        4. One of the offices is missing a door stop, and it should be replaced to avoid damage to the wall.

        5. Have the front door lock changed.

        6. The walls are loaded with hollow wall anchors that were used to hold up whiteboards.

        7. There is large hole in the wall in the back of one of the HVAC rooms.